EXHIBIT 23.2
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                              CONSENT OF ATTORNEYS

                       [Letterhead of Parker Chapin, LLP]

                                                              March 16, 2000



Ion Networks, Inc.
1551 South Washington Avenue
Piscataway, New Jersey 08854


Dear Sirs:

         We have acted as counsel to Ion Networks, Inc., a Delaware corporation (the "Company"), in connection with its filing of a post-effective amendment to its registration statement on Form S-8, Registration No. 333-14681 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an offering of an aggregate of 42,309 shares of common stock, par value $.001 per share (the "Common Stock").

         We hereby consent to the filing of this consent as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                         Very truly yours,


                                         /s/ Parker Chapin LLP
                                             PARKER CHAPIN LLP